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                                                                    EXHIBIT 10.7

                               PURCHASE AGREEMENT

        AGREEMENT entered into this 30th day of October, 1998, by and between ROBERTS BROADCASTING OF NEW MEXICO, LLC, a Missouri limited liability company ("Roberts") and ACME TELEVISION OF NEW MEXICO, LLC, a Delaware limited liability company ("ACME").

                                   WITNESSETH:

        WHEREAS, Roberts has entered into a Purchase Agreement with Mark A. and Marcia C. Preisler ("Preisler") dated August 27, 1998 providing for the purchase by Roberts of certain real property known as 8341 Washington NE, Albuquerque, New Mexico (the "Property") as modified by a Purchase Agreement Addendum executed by Roberts on August 31, 1998 and by Preisler on August 27, 1998 (collectively, the "Agreement"); and

        WHEREAS, ACME desires to purchase the Property from Roberts and Roberts is willing to sell the Property to ACME;

        NOW THEREFORE, in consideration of the premises, the parties agree as follows:

        1. Roberts agrees to sell to ACME, and ACME agrees to purchase from Roberts, the Property and any and all rights and warranties (the "Related Rights") acquired by Roberts under the Agreement, except as otherwise specifically hereinafter set forth.

        2. The purchase price payable by ACME to Roberts for the Property shall be $460,000.

        3. The closing on the purchase of the Property by ACME shall occur at Albuquerque Title Co., Inc., 2400 Louisiana Blvd., N.E., Bldg. 5, Suite 200, Albuquerque, New Mexico 87110 immediately after Roberts' closing with Preisler, which is currently scheduled for two o'clock p.m. on November 5, 1998, or at such other time and place as Roberts and ACME may agree.

        4. Roberts and ACME each represent and warrant to the other that it has no liability for real estate commission or similar obligations relating to the sale by Roberts to ACME contemplated


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hereby. Each party agrees to indemnify the other from any claims by others claiming a commission based on claims of having dealt with the indemnifying party.

        5. In the event that any Related Right contained in the Agreement cannot be conveyed to ACME, then, at ACME's election, Roberts agrees to assert such Related Right in its own name, including through legal action to recover damages from Preisler with respect thereto. Roberts shall pay any such recovery to ACME. ACME shall reimburse Roberts for its reasonable costs and expenses with respect to such recovery, including legal fees.

        6. This agreement is intended to compliment and not supersede that certain Memorandum from Tom Allen to Michael Roberts dated August 14, 1998 and that certain letter agreement between Roberts and ACME dated September 29, 1998.

        7. This agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all such counterparts shall constitute but one instrument.

        IN WITNESS WHEREOF, the undersigned have executed this agreement on the date first above written.


                                       ROBERTS BROADCASTING OF
                                       NEW MEXICO, LLC



                                       By:  /s/ Steven C. Roberts
                                            ------------------------------------
                                            Steven C. Roberts
                                            Member


                                       ACME TELEVISION OF NEW MEXICO, LLC



                                       By:  /s/ Thomas D. Allen
                                            ------------------------------------
                                       Name:  Thomas D. Allen
                                              ----------------------------------
                                       Title:  Executive Vice President
                                               ---------------------------------


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